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EXHIBIT 23.3


                        MOEN AND COMPANY
                     CHARTERED ACCOUNTANTS


           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No. 333-
32056 on Form S-8.


Moen and Company

/s/ Moen and Company
Vancouver, British Columbia

April 3, 2000